UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Water Street SE Washington, DC	20003
(Address of principal executive offices)	(Zip Code)

(202) 869-9150

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, par value $0.01 per share	XYL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2023, Xylem Inc. (“Xylem” or the “Company”) announced that Patrick K. Decker will retire from his position as President and Chief Executive Officer and resign from the Board of Directors (“Board”) effective December 31, 2023, in advance of his planned retirement from the Company on March 31, 2024. The Company and Mr. Decker entered into a Transition Services Agreement under which he will remain employed by the Company as a senior advisor through his March 31, 2024 retirement date to facilitate a smooth and orderly transition.

Pursuant to the Transition Services Agreement, during the transition period, Mr. Decker will continue to receive his base salary at an annual rate of $1,196,000 and will continue to participate in the Company’s employee benefit plans. Mr. Decker’s outstanding equity awards will be eligible to continue vesting through March 31, 2024 in accordance with the terms of the applicable Long-Term Incentive Plans (“LTIP”) and award agreements. He will also be eligible to receive an annual incentive plan payout based on the Company’s actual performance for the 2023 fiscal year pursuant to the Company’s Annual Incentive Plan for the Senior Leadership Team, an exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 2, 2022 (“AIP”). Consistent with the Company’s LTIP, the Transition Services Agreement also provides for pro-rated vesting and payout of Mr. Decker’s outstanding performance share units based on the Company’s actual performance and payout dates for related performance cycles, and pro-rated vesting of his unvested restricted stock units and stock options. The above description of the Transition Services Agreement is qualified in its entirety by reference to the full text of the Transition Services Agreement, a copy of which is filed herewith as Exhibit 10.1.

On September 1, 2023, Xylem’s Board appointed Mattew F. Pine, age 52, as the Company’s President and Chief Executive Officer to succeed Mr. Decker and to serve as a member of the Board, effective January 1, 2024.

Mr. Pine joined the Company in March 2020 as Senior Vice President and President, Applied Water Systems and Americas Commercial Team. In May 2022, he was appointed to the role of Senior Vice President and President, Americas, Applied Water Systems and Measurement and Control Solutions. In December 2022, Mr. Pine was appointed to the role of Chief Operating Officer effective January 1, 2023. Prior to joining the Company, Mr. Pine served as Vice President and General Manager of Carrier Residential, a United Technologies Corporation business, from 2017 to 2018, and then as President of Carrier Residential from 2018 until 2020.

In connection with his appointment as President and Chief Executive Officer, Mr. Pine will receive an annual base salary of $1,100,000, subject to annual adjustment. Mr. Pine will be eligible for (1) an annual cash incentive under the Company’s AIP with a target of 135% of his base salary for 2024 and a maximum possible payout of 200% of target, based on actual 2024 performance results, subject to the Board’s Leadership Development and Compensation Committee’s (“LDCC”) approval of the Company’s 2024 AIP program and performance criteria; and (2) an annual target equity grant under the Company’s LTIP of $6,500,000 for 2024, subject to the LDCC’s approval of the Company’s 2024 LTIP program and performance criteria. The LTIP award, if approved, will be provided as performance share units (50%), restricted stock units (25%) and stock options (25%) on terms consistent with the Company’s existing performance share unit, restricted stock unit, and non-qualified stock option grant agreements, or grant agreements subsequently updated, as appropriate, in connection with 2024 grants.

Mr. Pine will participate in the Company’s Senior Executive Severance Pay Plan and the Special Senior Executive Severance Pay Plan, as filed with the Company’s Quarterly Reports on Form 10-Q filed on August 1, 2017 and August 2, 2022, respectively. Each plan provides for the payment of severance benefits to certain senior executives upon involuntary termination in specified circumstances. Mr. Pine will also receive standard benefits generally available to the Company’s US-based salaried employees.

Mr. Pine and his immediate family members are not party to any related person transactions for which disclosure would be required pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Pine and any of the Company’s directors or executive officers.

Effective October 1, 2023, Sandra E. Rowland will cease to serve as Senior Vice President and Chief Financial Officer. The Company and Ms. Rowland entered into a Transition Services Agreement under which she will remain employed by the Company as a strategic advisor to facilitate a smooth and orderly transition until her termination from employment by the Company without cause on March 31, 2024. Ms. Rowland’s departure from the Company is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure, or internal controls. Pursuant to the Transition Services Agreement, during the transition period, Ms. Rowland will continue to receive her base salary at an annual rate of $750,000 and will continue to participate in the Company’s employee benefit plans. In addition, Ms. Rowland’s outstanding equity awards will be eligible to continue vesting through her termination date in accordance with the terms of the applicable LTIPs and award agreements. She will also be eligible to receive a 2023 annual incentive plan payout based on the Company’s actual performance for fiscal year 2023. The above description of the Transition Services Agreement is qualified in its entirety by reference to the full text of the Transition Services Agreement, a copy of which is filed herewith as Exhibit 10.2.

On September 1, 2023, the Board appointed William K. Grogan to the office of Senior Vice President and Chief Financial Officer effective October 1, 2023.

Since January 2017, Mr. Grogan, age 45, has been serving as Senior Vice President and Chief Financial Officer of IDEX Corporation (“IDEX”), a diversified industrial company that develops, designs and manufactures fluidics systems and specialty engineered products across various industrial, life sciences, energy and municipal markets. From July 2015 to January 2017, Mr. Grogan served as Operational Finance Leader to IDEX’s Chief Operating Officer, and from January 2012 to July 2015 he held segment Chief Financial Officer roles for the company. Prior to joining IDEX in 2012, Mr. Grogan worked at Walgreens, Highway Technologies and Crane Co., where he progressed through several senior financial roles. Mr. Grogan has served on the Board of Directors of Crane NXT, a leading industrial technology company in the areas of advanced micro-optics technologies and electronic equipment and software, since April 2023.

Mr. Grogan will receive an annual base salary of $725,000, subject to annual adjustment. Mr. Grogan will be eligible for a pro-rated annual cash incentive under the Company’s 2023 AIP with a target of 80% of his annualized base salary and a maximum possible payout of 200% of target. The pro-rated annual cash incentive will be based on the Company’s actual 2023 fiscal year performance results. Mr. Grogan will also receive an annual equity award under the Company’s LTIP with a target award of $2,000,000 for 2024, subject to the LDCC’s approval of the Company’s 2024 LTIP program and performance criteria. This award will be provided as performance share units (50%), restricted stock units (25%) and stock options (25%) on terms consistent with the Company’s existing performance share unit, restricted stock unit, and non-qualified stock option grant agreements, or grant agreements subsequently updated, as appropriate, in connection with 2024 grants. In addition, Mr. Grogan will receive a one-time sign-on cash award of $350,000; and in recognition of equity awards forfeited upon accepting Xylem’s offer of employment, Mr. Grogan will receive a one-time sign-on grant of $1,000,000 in performance share units with vesting, performance targets and terms and conditions consistent with the applicable grant agreement, and a one-time sign-on grant of $2,750,000 in restricted stock units that will vest in three installments on the anniversaries of the grant date, subject to the terms and conditions of the applicable grant agreement.

Mr. Grogan will participate in the Company’s Senior Executive Severance Pay Plan and the Special Senior Executive Severance Pay Plan. Each plan provides for the payment of severance benefits to certain senior executives upon involuntary termination in specified circumstances. Mr. Grogan will also receive relocation and standard benefits generally available to the Company’s US-based salaried employees.

Mr. Grogan and his immediate family members are not party to any related person transactions for which disclosure would be required pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Grogan and any of the Company’s directors or executive officers and there are no arrangements or understandings with other persons pursuant to which Mr. Grogan was selected as an officer.

A copy of the press release announcing the executive changes is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Transition Services Agreement entered into between Patrick Decker and Xylem Inc. dated September 1, 2023

10.2	Transition Services Agreement entered into between Sandra Rowland and Xylem Inc. dated September 1, 2023

99.1	Press Release issued by Xylem Inc. on September 5, 2023.

104.0	The cover page from Xylem Inc.’s Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: September 5, 2023	By:	/s/ Kelly C. O’Shea
Kelly C. O’Shea
VP, Corporate Secretary and Senior Managing Counsel, Corporate